Exhibit 31.2
CERTIFICATION PURSUANT TO
RULES 13a-14(a) / 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Carla A. Leibold, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Customers Bancorp, Inc. and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Carla A. Leibold
Carla A. Leibold

Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: April 24, 2019